SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2005

CCH II, LLC
CCH II Capital Corp.

(Exact name of registrants as specified in its charter)

Delaware

Delaware

(State or Other Jurisdiction of Incorporation or Organization)

333-111423	030511293

333-111423-01	134257703

(Commission File Number)	(I.R.S. Employer Identification Number)

12405 Powerscourt Drive
St. Louis, Missouri 63131

(Address of principal executive offices including zip code)

(314) 965-0555

(Registrants’ telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS
SIGNATURES

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On June 29, 2005, John Tory formally notified Charter Communications, Inc. (“Charter”), the indirect parent company and manager of CCH II, LLC and CCH II Capital Corp., that he intends to resign from its Board of Directors and the Board Committees on which he serves. Mr. Tory was elected Leader of the Ontario Progressive Conservative Party in September 2004 and elected to Parliament in March 2005. The date for Mr. Tory’s departure has not yet been determined, but he has indicated that he will continue to serve on the Board and its committees at least until the date of the annual shareholders meeting or until a replacement director is named.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, CCH II, LLC and CCH II Capital Corp. have duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

CCH II, LLC
Registrant
By:	CHARTER COMMUNICATIONS, INC., Sole Manager

Dated: July 6, 2005

By:	/s/ Paul E. Martin
Name:	Paul E. Martin
Title:	Interim Chief Financial Officer, Senior Vice President and Corporate Controller (Principal Financial Officer and Principal Accounting Officer)

CCH II CAPITAL CORP.
Registrant

Dated: July 6, 2005

By:	/s/ Paul E. Martin
Name:	Paul E. Martin
Title:	Interim Chief Financial Officer, Senior Vice President and Corporate Controller (Principal Financial Officer and Principal Accounting Officer)